Exhibit (a)(1)(iii)

THIS IS NOT A LETTER OF TRANSMITTAL

Offer to purchase for cash

up to C$6,000,000 aggregate principal amount of the issued and outstanding 6.00% convertible unsecured subordinated debentures due January 31, 2026 of DIRTT Environmental Solutions Ltd. at a purchase price of C$720 per 1,000 principal amount of debentures

and

up to C$9,000,000 aggregate principal amount of the issued and outstanding 6.25% convertible unsecured subordinated debentures due December 31, 2026 of DIRTT Environmental Solutions Ltd. at a purchase price of C$600 per 1,000 principal amount of debentures

NOTICE OF GUARANTEED DELIVERY

for Tender of Debentures of

DIRTT Environmental Solutions Ltd.

Pursuant to the Offer to Purchase Dated February 15, 2024

THE OFFER EXPIRES AT 5:00 P.M. (EASTERN TIME) ON MARCH 22, 2024, UNLESS THE OFFER IS WITHDRAWN, EXTENDED OR VARIED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

As set forth in the Offer to Purchase dated February 15, 2024 (“Offer to Purchase”) and the accompanying issuer bid circular (the “Circular”) of DIRTT Environmental Solutions Ltd (the “Company”), this Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to tender the 6.00% convertible unsecured subordinated debentures due January 31, 2026 (the “January Debentures”) and the 6.25% convertible unsecured subordinated debentures due December 31, 2026 (the “December Debentures” and, collectively with the January Debentures, the “Debentures”) of the Company pursuant to the Company’s offer to purchase for cash up to C$6,000,000 aggregate principal amount of the issued and outstanding January Debentures at a price of C$720 per C$1,000 principal amount of January Debentures (or such larger principal amount as the Company, in its sole discretion, may determine it is willing to take up and pay for, subject to applicable law) and up to C$9,000,000 aggregate principal amount of the issued and outstanding December Debentures at a price of C$600 per C$1,000 principal amount of December Debentures (or such larger principal amount as the Company, in its sole discretion, may determine it is willing to take up and pay for, subject to applicable law), in each case plus a cash payment for all accrued and unpaid interest up to, but excluding, the date they are taken up by the Company pursuant to the Offer (less any applicable withholding taxes) if a Debentureholder wishes to deposit Debentures pursuant to the Offer (as defined below) and cannot deliver certificates for such Debentures, or the book-entry transfer procedures cannot be completed, prior to the Expiration Date, or time will not permit all required documents to reach Computershare Investor Services Inc. (the “Depositary”), as depositary, by the Expiration Date. This Notice of Guaranteed Delivery may be hand-delivered, couriered, mailed or transmitted by e-mail to the office of the Depositary set forth below.

Offices of the Depositary, Computershare Investor Services Inc., for this Offer:

By Regular Mail	By Hand, Courier or Registered Mail:

Computershare Investor Services Inc.	Computershare Investor Services Inc.
P.O. Box 7021	100 University Avenue
31 Adelaide Street East	8th Floor
Toronto, Ontario M5C 3H2	Toronto, Ontario M5J 2Y1
Attention: Corporate Actions	Attention: Corporate Actions

North American Toll Free: 1-800-564-6253

Overseas: 1-514-982-7555

E-Mail delivery: depositoryparticipant@computershare.com

TO:	DIRTT Environmental Solutions Ltd. (the “Company”)

AND TO:	Computershare Investor Services Inc., as depositary (the “Depositary”)

Delivery of this Notice of Guaranteed Delivery to an address, or transmission of this Notice of Guaranteed Delivery via e-mail, other than as set forth above, does not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures.

The terms and conditions of the Offer are incorporated by reference in this Notice of Guaranteed Delivery. Capitalized terms used and not defined in this Notice of Guaranteed Delivery have the meanings ascribed to them in the Offer to Purchase and Circular that accompanies this Notice of Guaranteed Delivery.

The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Offer to Purchase and Circular, the related Letter of Transmittal and this Notice of Guaranteed Delivery (which together constitute the “Offer”), receipt of which is hereby acknowledged, the number of Debentures indicated below pursuant to the guaranteed delivery procedure set forth in the Offer to Purchase and Circular under “Procedure for Tendering Debentures – Procedure for Guaranteed Delivery”.

Number of January Debentures tendered in the Offer by this Notice of Guaranteed Delivery: Number of December Debentures tendered in the Offer by this Notice of Guaranteed Delivery:

DO NOT SEND CERTIFICATES WITH THIS FORM

The Eligible Institution which completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver (i) the Letter of Transmittal (or a manually executed photocopy thereof) and any other documents required by the Letter of Transmittal must be received by the Depositary at one of the addresses listed in the Letter of Transmittal prior to the Expiration Date or (ii) in the case of a book-entry transfer, a Book-Entry Confirmation through the CDSX system (in the case of Debentures held in CDS) to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

The undersigned understands and acknowledges that payment for Debentures tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of certificate(s) for such Debentures, a properly completed and duly executed Letter of Transmittal (or a manually executed photocopy thereof) or, in the case of a book-entry transfer, a Book-Entry Confirmation through the CDSX system (in the case of Debentures held in CDS), relating to such Debentures, with the signatures guaranteed if required, and all other documents required by the Letter of Transmittal before 5:00 p.m. (Eastern time) on or before the second trading day on the Toronto Stock Exchange after the Expiration Date. The undersigned also understands and acknowledges that under no circumstances will interest accrue or be paid by the Company or the Depositary to persons tendering Debentures regardless of any delay in making payment for any Debentures or otherwise, including any delay in making payment to any person using the guaranteed delivery procedures, and that payment for Debentures tendered pursuant to the guaranteed delivery procedures will be the same as that for Debentures delivered to the Depositary on or prior to the Expiration Date, even if the Debentures to be delivered pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase under “Procedure for Depositing Debentures – Procedure for Guaranteed Delivery”, are not so delivered to the Depositary at such date and, therefore, payment by the Depositary on account of such Debentures is not made until after the date the payment for the tendered Debentures accepted for payment pursuant to the Offer is to be made by the Company.

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery is irrevocable and may be exercised during any subsequent legal incapacity of the undersigned and shall, to the extent permitted by applicable law, survive the death or incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

DEBENTUREHOLDER SIGNATURE(S)

Dated:	Telephone (Business Hours) ( )	Signature

GUARANTEE

(Not to be used for signature guarantees)

The undersigned, a Canadian Schedule I chartered bank, a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Exchange Inc. Medallion Signature Program (MSP), guarantees to deliver to the Depositary at its address set forth above the certificate(s) representing the Debentures tendered hereby, in proper form for transfer, with delivery of a properly completed and duly executed Letter of Transmittal (or manually signed photocopy thereof) or, in the case of a book-entry transfer, a Book-Entry Confirmation through the CDSX system (in the case of Debentures held in CDS), and any other required documents, before 5:00 p.m. (Eastern time) on or before the second trading day on the TSX after the Expiration Date. As used herein, a “Trading Day” means a day on which trading occurs on the Toronto Stock Exchange.

The guarantor institution that completes this form must communicate the guarantee to the Depositary and must deliver the tendered Debentures to the Depositary within the time period stated herein. Failure to do so could result in financial loss to such guarantor institution.

Name of Firm:	Authorized Signature:

Address of Firm:	Name:
(Please type or print)
Title:
(Postal Code or Zip Code)	Dated:

Area Code and Telephone No.: